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                                                                   EXHIBIT 10.35



                                SECOND AMENDMENT
                                       OF
                     TAYLOR CAPITAL GROUP, INC. 401(K) PLAN

                        (Effective as of October 1, 1998)



                  WHEREAS, Taylor Capital Group, Inc. (the "Company") maintains the Taylor Capital Group, Inc. 401(k) Plan (Effective as of October 1, 1998) (the "Plan"); and

                  WHEREAS, the Plan has been amended, and further amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, by virtue of the power reserved to the Company by subsection 15.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 16 of the plan (the "Committee") by subsection 15.1 of the Plan, the Plan is hereby amended, effective as of October 1, 1998, in the following particulars:

                  1. By substituting the phrase "employment commencement date" for the phrase "date of hire" where the latter appears in subparagraph 2.1(b)(ii) of the Plan.

                  2. By deleting paragraph 3.4(a) of the Plan and by redesignating paragraphs 3.4(b), 3.4(c) and 3.4(d) of the Plan as paragraphs 3.4(a), 3.4(b) and 3.4(c), respectively.
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                  3. By inserting the following after the final sentence of
paragraph 7.5(d) of the Plan:


         "Accordingly, in order to distribute excess contributions under section 401(k)(8), as amended, the following procedure is used:

         1. Calculate the dollar amount of excess contributions, which amount shall equal the excess of: (a) the aggregate amount of employer contributions actually paid over to the trust on behalf of highly compensated employees for such plan year, over (b) the maximum amount of such contributions permitted under the limitations of this section (determined by reducing contributions made on behalf of highly compensated employees ('HCE') in order of the actual deferral percentages beginning with the highest of such percentages), as described in section 401(k)(8)(B) and section 1.401(k)-1(f)(2). However, in applying these rules, rather than distributing the amount necessary to reduce the actual deferral ratio ('ADR') of each affected HCE in order of these employees' ADRs, beginning with the highest ADR, the plan uses these amounts in step 2.

         2. Determine the total of the dollar amounts calculated in step 1. This total amount in step 2 (total excess contributions) should be distributed in accordance with steps 3 and 4 below:

         3. The elective contributions of the HCE with the highest dollar amount of elective contributions are reduced by the amount required to cause that HCE's elective contributions to equal the dollar amount of the elective contributions of the HCE with the next highest dollar amount of elective contributions. This amount is then distributed to the HCE with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess contributions, the lesser reduction amount is distributed.

         4. If the total amount distributed is less than the total excess contributions, step 3 is repeated.

         If these distributions are made, the cash or deferred arrangement is treated as meeting the nondiscrimination test of section 401(k)(3) regardless of whether the actual deferral percentage ('ADP'), if recalculated after distributions, would satisfy section 401(k)(3)."


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                  4. By substituting the following for the last sentence in
paragraph 7.6(c) of the Plan:

         "Notwithstanding subsection 10.2 to the contrary, any corrective matching contributions allocated to a participant's accounts will be fully vested, nonforfeitable at all times and distributable in accordance with the terms of the Plan."

                  5. By inserting the following after the final sentence of paragraph 7.6(d) of the Plan:

         "A parallel method to the one described in paragraph 7.5(d) is used for the purpose of distributing excess aggregate contributions under this section. Further, if a corrective distribution of excess contributions has been made, the ADP for HCEs is deemed to be the largest amount permitted under section 401(k)(3). Similarly, if a corrective distribution of excess aggregate contributions has been made, the actual contribution percentage ('ACP') for HCEs is deemed to be the largest amount permitted under section 401(m)(2)."

                  6. By substituting the following for subsection 7.10 of the
Plan:

         "7.10 Aggregation Rules

                  For purposes of subsections 7.5, 7.6 and 7.8, all participant 401(k) contributions and employer matching contributions made under two or more plans that are aggregated for purposes of Section 401(a)(4) and
         Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan; and if two or more plans are aggregated for purposes of Section 401(k) or Section 401(m) of the Code, the aggregated plans must satisfy Sections 410(b) and 401(a)(4) of the Code as if they were a single plan. A highly compensated employee's deferral percentage shall be determined by treating all cash or deferred arrangements under which such employee is eligible as one arrangement."

                  7. By substituting the following for subparagraph 9.3(b)(i)(A) of the Plan:


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                           "(A) the highest outstanding balance of loans from
                           the Plan during the one year period ending on the day before the date on which such loan was made, over"

                  8. By substituting the following for subparagraph 9.3(b)(ii) of the Plan:

                  "(ii)    The greater of:

                           (A)      Fifty percent of the amount of the
                                    participant's vested account balances under the Plan as of the date of the loan, or

                           (B)      $10,000."

                  9. By substituting the following for the final sentence in subparagraph 10.2(b)(ii) of the Plan:

         "Notwithstanding any other provision of this subsection 10.2 to the contrary and subject only to the minimum vesting standards of Sections 411(a) and 416(b) of the Code, a participant who has less than five years of vesting service and has not yet attained normal retirement age may be deemed to have no vested interest in his employer discretionary contribution account, employer matching contribution account, and his entire balance in such accounts may be forfeitable, if he is discharged by an Employer due to theft, fraud, embezzlement, other criminal acts or willful misconduct causing either significant loss or property damage to an Employer or personal injury to any other employee of an Employer."

                  10. By inserting the following sentence at the end of subparagraph 10.2(b)(iv) of the Plan:

         "Notwithstanding any provision of the plan to the contrary, if at a participant's settlement date, the vested percentage in such participant's forfeitable accounts under subparagraph (ii) is zero, the amounts shall be deemed forfeited at such participant's settlement date."


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                  11. By substituting the following for the first sentence in the third paragraph of subsection 11.3:

         "Irrespective of any contrary provision of the Plan, distribution of the account balance of a participant shall be made or shall commence by April 1 of the calendar year next following the latter of (A) the calendar year on which the participant attains age 70-1/2 or (B) the calendar year in which the participant's settlement date occurs ('required commencement date'); provided, however, that (i) the required commencement date of a participant who is a five-percent owner (as defined in Code Section 416) of an Employer or Controlled Group Member in the calendar year in which the participant attains age 70-1/2 shall be April 1 of the calendar year next following the calendar year in which the participant attains age 70-1/2, and (ii) participants who attained age 70-1/2 prior to October 1, 1999 may elect to commence retirement income payments on the April 1 next following the calendar year in which he attains age 70-1/2."

                  12. By inserting the following sentence at the end of the first paragraph of subsection 11.3:

         "All distributions shall be made in accordance with Code Section 401(a)(9) and the regulations thereunder."

                  13. By substituting the following for paragraph 12.3(a) of the
Plan:

                  "(a) If a participant was not vested in any portion of his account at his settlement date and is reemployed before incurring a one-year break in service, any amounts deemed forfeited under subparagraph 10.2(b)(iv) will be credited to the participant's account as soon as practicable following the date the participant is reemployed by the Employers."



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                  14. By substituting the following three sentences for the
final two sentences in subsection 17.5 of the Plan:

         "Contributions made by an Employer under the Plan pursuant to income deferral election made by participants who are not key employees shall not be deemed employer contributions for purposes of this subsection. The amount of minimum employer contribution otherwise required to be allocated to any participant for any plan year under this subsection shall be reduced by the amount of employer contributions allocated to him for a plan year ending with or within that plan year under any other tax-qualified defined contribution plan maintained by an Employer. However, the amount of minimum employer contribution not offset by the amount of employer contributions shall meet the nondiscrimination requirements of Section 401(a)(4) of the Code without regard to Section 401(m) of the Code."

                  IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 13th day of April, 2000.


                                    /s/ Jeffrey Taylor
                                    -----------------------------------------
                                    On behalf of the Committee as Aforesaid



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